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                                  10F-3 REPORT
                       CGCM CORE FIXED INCOME INVESTMENTS
                           3/1/2012 THROUGH 8/31/2012
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                                                                                                         TOTAL     PURCHASE % REC'D
ISSUER NAME                     SUB-ADVISER              TRADE DATE SELLING DEALER         OFFERING SIZE AMOUNT    PRICE    BY FUND
Freddie Mac Pass Through
  Certificates                  Western Asset Management 3/7/2012   Barclays Capital       1,084,701,000   750,000   10.326    0.07%
Concho Resources Inc.           Western Asset Management 3/7/2012   JP Morgan                600,000,000    50,000  100.000    0.01%
Concho Resources Inc.           Western Asset Management 3/7/2012   JP Morgan                600,000,000    30,000  100.750    0.01%
Concho Resources Inc.           Western Asset Management 3/7/2012   Sterne Agee & Leach      600,000,000    30,000  100.625    0.01%
Phillips 66 Company             Western Asset Management 3/7/2012   JP Morgan              2,000,000,000   240,000   99.763    0.01%
Lloyds TSB Bank                 Metropolitan West
                                   Asset Management      3/21/2012  B of A Securities      1,500,000,000   600,000   99.848    0.04%
LyondellBasell Industries       Western Asset Management 3/26/2012  JP Morgan              1,000,000,000   350,000  100.000    0.04%
Vantage Drilling Corporation    Western Asset Management 4/2/2012   Jefferies & Co           775,000,000   400,000  108.000    0.05%
Apache Corporation              Western Asset Management 4/3/2012   Goldman Sachs          1,100,000,000    70,000   99.661    0.01%
John Deere Capital Corporation                                      Merrill Lynch, Pierce,
                                Western Asset Management 4/12/2012    Fenner & Smith         500,000,000   110,000   99.730    0.02%
Plains Exploration &
  Production Company            Western Asset Management 4/24/2012  JP Morgan Securities     750,000,000   460,000  100.000    0.06%
Wells Fargo & Company           Western Asset Management 4/30/2012  Wells Fargo Securities 1,500,000,000   640,000   99.920    0.04%
BP Capital Markets              Western Asset Management 5/2/2012   Credit Suisse          1,750,000,000   370,000  100.000    0.02%
GlaxoSmithKline Capital         Western Asset Management 5/2/2012   Barclays Bank          2,000,000,000   390,000   99.320    0.02%
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                                                                                                         TOTAL     PURCHASE % REC'D
ISSUER NAME                     SUB-ADVISER              TRADE DATE SELLING DEALER         OFFERING SIZE AMOUNT    PRICE    BY FUND
WellPoint, Inc.                 Western Asset Management 5/2/2012   MLPFS                    850,000,000   770,000   99.488    0.09%
Federal Home Loan Bank          Western Asset Management 5/3/2012   Loop Capital Markets   3,000,000,000   410,000   99.672    0.01%
Diageo Investment Corp                                               Deutsche Bank
                                Western Asset Management 5/8/2012   Securities             1,000,000,000   200,000   99.638    0.02%
Province of Ontario             Western Asset Management 5/16/2012  CIBC World Markets     3,500,000,000   410,000   99.979    0.01%
United Technologies Corp.       Western Asset Management 5/24/2012  MLPFS                  2,300,000,000   280,000   99.923    0.01%
United Technologies Corp.       Western Asset Management 5/24/2012  HSBC Securities        3,500,000,000   490,000   98.767    0.01%
Kraft Foods Inc.                Western Asset Management 5/30/2012  RBS Securities Inc.    2,000,000,000   380,000   99.100    0.02%
General Electric Capital Corp.  Western Asset Management 6/7/2012   Goldman Sachs          2,250,000,000   300,000  100.000    0.01%
CHS Community Home Services     Metropolitan West AM     7/9/2012   Credit Suisse          1,200,000,000   560,000  100.000    0.05%
Anheuser-Busch InBev
  Worldwide Inc                 Western Asset Management 7/11/2012  B of A Merrill Lynch   3,000,000,000   280,000   99.518    0.01%
General Electric Capital Corp.  Western Asset Management 7/24/2012  Barclays Capital       1,750,000,000   200,000  100.000    0.01%
ANZ National Bank Limited       Western Asset Management 7/26/2012  RBC Capital Markets      750,000,000   200,000   99.929    0.03%
FHLMC (Freddie Mac)                                                 Loop Capital
                                Western Asset Management 7/27/2012    Markets LLC          3,500,000,000 1,000,000   99.573    0.03%
Altria Group, Inc.              Western Asset Management 8/6/2012   JP Morgan Securities   1,900,000,000   350,000   99.888    0.02%
PepsiCo, Inc.                   Western Asset Management 8/8/2012   RBS Securities Inc.      900,000,000   490,000   99.967    0.05%
Univision Inc.                                                       Deutsche Bank
                                Western Asset Management 8/15/2012  Securities             1,225,000,000   330,000  100.000    0.03%
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